Directors and Executive Officers, and Controlling Persons


Ralph J. Yarro
333 South 520 West, Suite 300
Lindon, Utah 84042
Principal Occupation:      Mr. Yarro is the President and a Director and a
                           controlling shareholder of Canopy.
Citizenship:      United States of America

Darcy Mott
333 South 520 West, Suite 300
Lindon, Utah 84042
Principal Occupation:      Mr. Mott is the Chief Financial Officer of Canopy.
Citizenship:      United States of America

Jan Newman
333 South 520 West, Suite 300
Lindon, Utah 84042
Principal Occupation:      Mr. Newman is the Vice President of Business
                           Development of Canopy.
Citizenship:      United States of America

Brent Christensen
333 South 520 West, Suite 300
Lindon, Utah 84042
Principal Occupation:      Mr. Christensen is General Counsel of Canopy.
Citizenship:      United States of America

Raymond J. Noorda
333 South 520 West, Suite 300
Lindon, Utah 84042
Principal Occupation:     Mr. Noorda is a Director and a controlling shareholder
                          of Canopy.
Citizenship:      United States of America

Lewena Noorda
333 South 520 West, Suite 300
Lindon, Utah 84042
Principal Occupation:      Ms. Noorda is a Director and a controlling
                           shareholder of Canopy.
Citizenship:      United States of America